UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 23, 2017

Atlas Growth Partners, L.P.

(Exact name of registrant as specified in its chapter)

Delaware	000-55603	80-0906030
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

425 Houston Street, Suite 300 Fort Worth, Texas		76102
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (412) 489-0006

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On July 25, 2017, Walter C. Jones and Jeffrey F. Kupfer were appointed to the board of directors of Atlas Growth Partners GP, LLC (the “General Partner”), the general partner of Atlas Growth Partners, L.P. (the “Company”), to replace William G. Karis and Joel R. Mesznik who resigned from the board of directors of the Company’s General Partner on July 23, 2017 and July 24, 2017, respectively, each with an effective date of July 25, 2017. Messrs. Karis and Mesznik’s board resignations were not the result of any disagreement with management or the Company.

As referenced above, effective July 25, 2017, a majority interest of the members of the General Partner of the Company approved the appointment of Messrs. Jones and Kupfer to the board of directors of the Company’s General Partner.

Messrs. Jones and Kupfer will each receive an annual cash payment of $75,000 payable quarterly for their service on the board of the Company’s General Partner.

Upon joining the board, both Messrs. Jones and Kupfer will become members of the audit committee and conflicts committee.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: July 27, 2017

ATLAS GROWTH PARTNERS, L.P.

By: Atlas Growth Partners GP, LLC, its General Partner

/s/ Jeffrey M. Slotterback
Name:	Jeffrey M. Slotterback
Title:	Chief Financial Officer

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